Exhibit 99.1

FOR IMMEDIATE RELEASE

Portman Ridge Finance Corporation Closes Private Placement of

$28 Million of 4.875% Senior Unsecured Notes due 2026

NEW YORK, June 24, 2021 – Portman Ridge Finance Corporation (Nasdaq: PTMN) (the “Company” or “Portman Ridge”), a business development company, today announced that on June 23, 2021, it closed a private placement of $28.0 million in aggregate principal amount of 4.875% senior unsecured notes due 2026 (the “Notes”). The Notes have identical terms to the Company’s $80.0 of aggregate principal amount of 4.875% Notes due 2026 that were issued on April 30, 2021. The net proceeds to the Company were approximately $27.4 million, after deducting payment of fees and estimated offering expenses.

The Notes bear an interest rate of 4.875% per year, payable semiannually and will mature on April 30, 2026 and may be repaid in whole or in part, at Portman Ridge’s option, at any time or from time to time at par plus a “make-whole” premium, if applicable. The Company intends to use the net proceeds of the private placement to redeem in full its 6.125% Senior Unsecured Notes due September 2022 assumed in connection with the recent merger with Harvest Capital Credit Corporation, make investments in portfolio companies in accordance with its investment objectives, and for general corporate purposes.

“We are very pleased to announce the closing of this debt offering which addresses a near-term debt maturity while significantly reducing our cost of debt,” said Ted Goldthorpe, Chief Executive Officer of Portman Ridge. “We continue to assess options to improve our overall cost of capital to support our portfolio companies and generate value for shareholders.”

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes and will not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

The Notes have not been registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

About Portman Ridge Finance Corporation

Portman Ridge Finance Corporation (Nasdaq: PTMN) is a publicly traded, externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. Portman Ridge’s middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Portman Ridge’s investment activities are managed by its investment adviser, Sierra Crest Investment Management LLC, an affiliate of BC Partners Advisors, LP. Portman Ridge’s filings with the Securities and Exchange Commission (the “SEC”), earnings releases, press releases and other financial, operational and governance information are available on the Company’s website at www.portmanridge.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements. The matters discussed in this press release, as well as in future oral and written statements by management of Portman Ridge Finance Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.

Forward-looking statements relate to future events or our future financial performance and include, but are not limited to, projected financial performance, expected development of the business, plans and expectations about future investments and the future liquidity of the Company. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “outlook”, “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the SEC.

Contacts:

Portman Ridge Finance Corporation

650 Madison Avenue, 23rd floor

New York, NY 10022

info@portmanridge.com

Jason Roos

Jason.Roos@bcpartners.com

(212) 891-2880

Jeehae Linford

The Equity Group Inc.

jlinford@equityny.com

(212) 836-9615

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